Exhibit 23.1

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way
Clearwater, Florida 33760

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated March 29, 2011 relative to the financial statements of MagneGas Corporation as of December 31, 2010 and 2009 and for each of the two years then ended.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA

Clearwater, Florida

December 20, 2011